SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2003

INSTACHEM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Oklahoma	0-12914	Unassigned
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification Number)

1650 Airport Drive, Suite 110, Kennesaw, Georgia 30144

(Address of principal executive offices, zip code)

(770) 321-0858

(Registrant's telephone number, including area code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Reincorporation in Oklahoma.

On August 11, 2003, the Innovative Coatings Corporation, a Georgia corporation ("ICC"), merged with and into ICC Holdings Corp., an Oklahoma corporation ("ICC Oklahoma"), which was the survivor in the merger. ICC Oklahoma was a wholly-owned subsidiary of ICC prior to the merger. The merger was effected for the purpose of changing ICC's state of incorporation from Georgia to Oklahoma. The merger was effected without shareholder approval of ICC pursuant to O.C.G.A. Section 14-2-1104(a), or ICC Oklahoma pursuant to Section 1083 of the Delaware General Corporation Act. The common stock of ICC Oklahoma has identical rights, terms and privileges as the common stock of the Company, except that the common stock of ICC had no par value, while the common stock of ICC Oklahoma has a par value of $0.001 per share.

Immediately prior the merger, ICC exercised its right to convert each share of outstanding Series A Preferred Stock into one share of common stock, as a result of which all 1,156,683 shares of Series A Preferred Stock that were outstanding were converted into an equivalent number of shares of common stock.

Pursuant to the merger, on the effective date of the merger:

-- each share of common stock of ICC is entitled to receive one share of common stock of ICC Oklahoma,

-- each option, warrant or other instrument convertible or exchangeable into shares of common stock of ICC is automatically convertible into an equivalent number of shares of common stock of ICC Oklahoma.

The effective date of the merger was August 11, 2003. All of the outstanding certificates of ICC representing shares of stock of ICC shall be deemed for all purposes to evidence ownership of and to represent the shares of ICC Oklahoma, as the case may be, into which the shares of stock of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of ICC Oklahoma and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to ICC Oklahoma or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of stock of ICC Oklahoma, as the case may be, evidenced by such outstanding certificate.

ICC Oklahoma believes that the issuance of its common stock to shareholders of ICC in connection with the above-described transaction was exempt from the registration requirements of the Securities Act of 1933 (the "1933 Act") by virtue of Rule 145(a)(2) promulgated under the 1933 Act. Prior to the transaction described above, ICC had previously registered its common stock pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), and therefore was subject to the reporting requirements of Sections 13 under the 1934 Act. ICC Oklahoma believes that its common stock is deemed registered under Section 12 of the 1934 Act on the grounds that it is a successor to ICC pursuant to Rule 12g-3(a) promulgated under the 1934 Act, and therefore ICC Oklahoma is subject to the reporting requirements of Section 13 of 1934 Act.

Holding Company Formation.

On August 12, 2003, pursuant to an Agreement and Plan of Reorganization, ICC Oklahoma merged with and into ICC Merger Corp., an Oklahoma corporation ("ICC Merger"), which was the survivor in the merger. Under the merger, shares of ICC Oklahoma common stock are entitled to receive an equivalent number of shares of common stock of Instachem Systems, Inc., an Oklahoma corporation ("Instachem"). Prior to the reorganization, Instachem was a wholly-owned subsidiary of ICC Oklahoma, and ICC Merger was a wholly-owned subsidiary of Instachem. The reorganization was effected for the purpose of reorganizing ICC Oklahoma as a holding company, under which Instachem is now the parent company with the exact same shareholder base that ICC Oklahoma had prior to the reorganization. All of the former assets, liabilities and operations of ICC Oklahoma are now held by ICC Merger by virtue of its position as the successor in interest to ICC Oklahoma in the reorganization. The merger was effected without shareholder approval of Instachem, ICC Merger or ICC Oklahoma pursuant to Section 1081(G) of the Oklahoma General Corporation Law. The common stock of the Instachem has identical rights, terms and privileges as the common stock of ICC Oklahoma.

Pursuant to the reorganization:

-- each share of common stock of ICC Oklahoma became entitled to receive one share of common stock of Instachem;

-- each option, warrant or other instrument convertible or exchangeable into shares of common stock or preferred stock of ICC Oklahoma automatically became convertible into an equivalent number shares of common stock or preferred stock of Instachem.

The effective date of the reorganization was August 12, 2003. All of the outstanding certificates of ICC Oklahoma representing shares of stock of ICC Oklahoma shall be deemed for all purposes to evidence ownership of and to represent the shares of Instachem, as the case may be, into which the shares of stock of ICC Oklahoma represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Instachem and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Instachem or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of stock of Instachem, as the case may be, evidenced by such outstanding certificate.

Prior to the reorganization, ICC's common stock was traded on the Pink Sheets under the symbol "IVGC." Instachem is in the process of applying for a new cusip number for its common stock, and a new trading symbol, but has not received either at this time.

Instachem believes that the issuance of its common stock to shareholders of ICC Oklahoma in connection with the above-described transaction was exempt from the registration requirements of the 1933 Act by virtue of certain no action letters issued by the Securities and Exchange Commission with respect to holding company reorganizations effected under comparable statutes in other states. Prior the transaction described above, ICC Oklahoma believes that its common stock was deemed registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") on the grounds that it was a successor to ICC pursuant to Rule 12g-3(a) under the 1934 Act. Instachem believes that its common stock is deemed registered under Section 12 of the 1934 Act on the grounds that it is a successor to ICC Oklahoma pursuant to Rule 12g-3(a) promulgated under the 1934 Act, and therefore Instachem is subject to the reporting requirements of Section 13 of 1934 Act.

Termination of Operations/Proposed Recapitalization.

In June 2003, ICC terminated operations when it was forced to vacate its premises in Kennesaw, Georgia. Since that time, ICC signed a nonbinding letter of intent to recapitalize the Company with a group of significant shareholders of the Company. The reincorporation of ICC in Oklahoma, and the reorganization of ICC as a holding company, with Instachem surviving as the publicly traded holding company, was a condition to the completion of a recapitalization transaction, as the shareholder group was not willing to make a new investment in ICC directly given in light of its significant outstanding liabilities. At this time, completion of the recapitalization is contingent upon the execution of definitive documents, the satisfactory completion of due diligence by the investors, and negotiations with certain creditors. There is no assurance that any recapitalization will actually take place, that the recapitalization will be on terms advantageous to existing shareholders, or that Instachem will be able to raise sufficient new capital in the recapitalization to enable it to fulfill its business plan. As a part of the recapitalization, Instachem anticipates that a new board of directors and new officers will be appointed, but their identities are not known at this time.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Effective July 1, 2003, Don H. Sigler and Wayne Bean resigned as directors of ICC. Messrs. Sigler and Bean did not provide ICC with a letter stating the reasons for their resignation. As a result of the resignations, Jerry Phillips became the sole director of ICC. As a result of the transactions described above, Mr. Phillips is now the sole director of Instachem.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired: None.

(b) Pro Forma Financial Information: None.

(c) Exhibits:
Regulation S-B No.	Description
2.1	Certificate of Ownership and Merger regarding the merger of Innovative Coatings Corporation with and into ICC Holdings Corp. effective as of August 11, 2003
2.2	Agreement and Plan of Reorganization regarding the merger of ICC Holdings Corp. with and into ICC Merger Corp. effective as of August 12, 2003
3.1	Certificate of Incorporation of Instachem Systems, Inc., an Oklahoma corporation

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INSTACHEM SYSTEMS, INC.
Date: August 21, 2003	By: Jerry Phillips, Chief Executive Officer